EXHIBIT 10.15


                         NATIONAL HOME HEALTH CARE CORP.
                       CODE OF BUSINESS CONDUCT AND ETHICS

                             As of October 23, 2003

INTRODUCTION
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         Since its founding, National Home Health Care Corp. (the "Company") has
maintained a strong reputation for honesty, integrity and ethical conduct. To protect this reputation and to promote compliance with applicable laws, rules and regulations, this Code of Business Conduct and Ethics (this "Code") has been adopted by the Company's Board of Directors.

         This Code sets out the basic standards of ethics and conduct to which our principal executive officer, principal financial officer, principal accounting officer or controller, each other executive officer and each other officer or employee performing functions similar to those that are customarily performed by the foregoing persons are and shall be held. These standards are designed to deter wrongdoing and to promote honest and ethical conduct, but will not cover all situations. If you have any concerns as to the propriety of a particular action or potential violation of the Code, you should submit it in writing to our President, Mr. Steven Fialkow, who will review the action or potential violation and take appropriate action in accordance with this Code, our other corporate policies and applicable law. In the alternative, if in any case your concern relates to the conduct of the aforenamed individual, you should submit it in writing to the Chairman of the Audit Committee of the Company's Board of Directors, whose name and contact information is shown at the end of this Code. As noted in paragraph 11 below, the Company's policy is to maintain the confidentiality of reports pursuant to this Code and to strictly forbid actual or threatened retaliation, harassment or discrimination due to reports of misconduct made in good faith.

         Those who violate the standards set out in this Code will be subject to disciplinary action, including, without limitation, possible termination of employment or other relationship with the Company.

1.       SCOPE

The persons subject to this Code are: the principal executive officer, principal financial officer, principal accounting officer or controller, each other executive officer and each other officers or employees performing functions similar to those that are customarily performed by the foregoing persons.

2.       HONEST AND ETHICAL CONDUCT

         We require honest and ethical conduct from all persons subject to this Code. You have a responsibility to the Company (and its directors, officers and employees), in the course of your duties and responsibilities, to act in good faith and with due care, competence and diligence, and to conduct yourself in a manner that meets the highest ethical and legal standards. Our reputation depends greatly upon your ethical and legal conduct.

3.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         You are required to comply with all applicable laws and governmental rules and regulations. Obeying the law, both in letter and in spirit, is the foundation on which our Company's ethical standards are built. If you have questions regarding either the applicability of, or the conduct required to comply with, any law, rule or regulation you are encouraged to seek advice from the Chairman of the Audit Committee.

4.       CONFLICTS OF INTEREST

         You must handle any actual or apparent conflict of interest between your personal and business relationships in an honest and ethical manner. Conflicts of interest are prohibited by the Company as a matter of policy. A "conflict of interest" exists when a person's private interest interferes or conflicts with the interests of the Company. This encompasses both direct and indirect conflicts, potential conflicts and situations which could be construed as having an appearance of impropriety. For example, a conflict situation arises if you take actions or have interests that interfere with your ability to perform your duties and responsibilities to the Company fairly and in the best interests of the Company. Conflicts of interest may arise if you, or a member of your family, receives an improper personal benefit as a result of your position with the Company. Loans to, or guarantees of the obligations of, you or your family members by the Company or by persons doing business with the Company are of special concern to us and must be disclosed, in writing, to the Chairman of the Audit Committee.

         If you become aware of any transaction or relationship that reasonably could be expected to give rise to a conflict of interest, or if you have a question regarding a situation that may give rise to a conflict of interest, you should report it to or consult with the Chairman of the Audit Committee.

         Certain kinds of transactions or relationships may raise issues of conflict of interest, but are not necessarily improper or adverse to the Company's best interests. The following standards apply to certain common situations where potential conflicts of interest may arise:

         A.       GIFTS AND ENTERTAINMENT

         Personal gifts and entertainment offered by persons doing business with the Company may be accepted when offered in the ordinary and normal course of the business relationship. However, the frequency and cost of any such gifts or entertainment may not be so excessive that your ability to exercise independent judgment on behalf of the Company is or may appear to be compromised or may have the potential to influence how you engage in or conduct business relations with a particular customer, vendor or competitor. The Foreign Corrupt Practices Act ("FCPA"), for example, makes it unlawful for the Company or its employees to make a payment or give a gift to a foreign government official, political party, candidate or public international organization for purposes of obtaining or retaining business. A violation occurs when a payment is made or promised to be made to a foreign official while knowing that the payment will be used to unlawfully obtain or maintain business or direct business to anyone else. Other laws that may have an impact on the Company's policy regarding gifts and entertainment include, but are not limited to, the International Traffic in Arms Regulations ("ITAR"), the Arms Export Control Act ("AECA") and the Federal Anti-Kickback Act.

         If you are not certain whether a gift or entertainment offered to you would be an improper personal benefit, you should not accept it before disclosing it to the Company's President and before you have received verification from such person that the offered gift or entertainment would not be improper, based upon the standards set forth in this Code.

         B.       FINANCIAL INTERESTS IN OTHER ORGANIZATIONS

         The determination of whether any outside investment, financial arrangement or other interest in another organization is improper depends on the facts and circumstances of each case. Your ownership of an interest in another organization may be inappropriate if the other organization has a material business relationship with, or is a direct competitor of, our Company and your financial interest is of such a size that your ability to exercise independent judgment on behalf of the Company is or may appear to be compromised. As a general rule, a passive investment would not likely be considered improper if it: (1) is in publicly traded shares; and (2) represents less than 1% of the outstanding equity of the organization in question. If you are not certain whether any investment, financial arrangement or interest in another organization would be inappropriate, the details of your investment, financial arrangement or interest must be fully disclosed to the Company's President, who will make a determination whether it is inappropriate, based upon the standards set forth in this Code and/or any other applicable rule or regulation.

         C.       OUTSIDE BUSINESS ACTIVITIES

         The determination of whether any outside position you may hold is improper will depend on the facts and circumstances of each case. Your involvement in trade associations, professional societies, and charitable and similar organizations will not normally be viewed as improper. However, if those activities are likely to take substantial time from or otherwise conflict with your duties and responsibilities to the Company, you should obtain prior approval from the officer to whom you report or the Board of Directors. Other outside associations or activities in which you may be involved are likely to be viewed as improper only if they would interfere with your ability to devote proper time and attention to your responsibilities to the Company or if your involvement is with another company with which the Company does business or competes. If you are also a director of the Company, any affiliation with a company with which the Company does business or competes would be improper unless fully disclosed to and approved by the Board of Directors of the Company.

         D.       INDIRECT VIOLATIONS

         You should not indirectly, through a spouse, family member, affiliate, friend, partner or associate, have any interest or engage in any activity that would violate this Code if you directly had the interest or engaged in the activity. Any such relationship should be fully disclosed to the Company's President, who will make a determination whether the relationship is inappropriate, based upon the standards set forth in this Code and applicable laws, rules and regulations.

5.       CORPORATE OPPORTUNITIES

         You are prohibited from taking for yourself, personally, opportunities that are discovered through the use of corporate property, information or position. You may not use corporate property, information or position for personal gain, or to compete with the Company, directly or indirectly. You owe a duty to the Company to advance its legitimate interests whenever the opportunity to do so arises.

A diversion of a corporate opportunity or competition with the Company that is improper may not always be obvious, so if you have a question, you should consult with the Company's President. Certain kinds of transactions or relationships may raise issues, but are not necessarily improper or adverse to our best interests. If you are not certain whether an opportunity or activity would be improper, you should not pursue it before disclosing it to the Company's President, who will make a determination whether the opportunity or activity is inappropriate, based upon the standards set forth in this Code and applicable laws, rules and regulations.

6.       FAIR DEALING

         You should endeavor to deal fairly with our vendors, customers, competitors and employees and with other persons with whom we do business. You should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing.

7.       PUBLIC DISCLOSURES

         It is our policy to provide full, fair, accurate, timely, and understandable disclosure in all reports and documents that we file with, or submit to, the Securities and Exchange Commission, and in all other public communications made by the Company. You should strictly adhere to this policy in connection with your activities relating to, or in connection with, our SEC filings and other public communications.

8.       CONFIDENTIALITY

         You should maintain the confidentiality of all confidential information (whether or not relating to the Company) entrusted to you by the Company or by persons with whom we do business, except when disclosure is expressly authorized or legally mandated. Confidential information includes, without limitation, all non-public information that, if disclosed, might be of use to our competitors or harmful to our Company or persons with whom we do business.

9.       INSIDER TRADING

         If you have access to material, non-public information concerning our Company, you are not permitted to use or share that information for stock trading purposes, or for any other purpose except the conduct of our Company's business. All non-public information about our Company should be considered confidential information. Insider trading, which is the use of material, non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information, is not only unethical but also illegal. The prohibition on insider trading applies not only to our Company's securities, but also to securities of other companies if you learn of material non-public information about these companies in the course of your duties to the Company. Violations of this prohibition against "insider trading" may subject you to criminal or civil liability, in addition to disciplinary action by our Company.

10.      WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

         If you are uncertain whether a particular activity or relationship is improper under this Code or requires a waiver of this Code, you should disclose it to the Company's President who will make a determination whether a waiver of this Code is required and, if required, whether a waiver will be granted. You may be required to agree to conditions before a waiver or a continuing waiver is granted. However, any waiver of this Code for our chief executive officer, chief financial officer, principal accounting officer, controller or any director may be made only by the Company's Board of Directors. In addition, any waiver, or implicit waiver, of this Code for our chief executive officer, chief financial officer, principal accounting officer, controller or any director must be promptly disclosed by the Company to the extent required by applicable law, rule or regulation.

11.      REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

         Our Company desires to promote ethical behavior. You are encouraged to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation. Additionally, you should promptly report violations of laws, rules, regulations or this Code to the Company's President. Any report or allegation of a violation of applicable laws, rules, regulations or this Code will be kept confidential. All reports of violations of this Code, will be promptly investigated and, if found to be accurate, acted upon in a timely manner. If any report of wrongdoing relates to accounting or financial reporting matters, or relates to persons involved in the development or implementation of our system of internal controls, a copy of the report should be promptly provided to the Chairman of the Audit Committee, which will oversee the investigation and resolution of the matter. The Company strictly forbids actual or threatened retaliation, harassment or discrimination due to reports of misconduct made in good faith. Each of us in the Company is expected to cooperate with any internal investigations of misconduct.

12.      COMPLIANCE STANDARDS AND PROCEDURES

         This Code is intended as a statement of basic principles and standards and does not include specific rules that apply to every situation. Its contents must be viewed within the framework of the Company's other policies, practices, instructions and the requirements of applicable laws, rules and regulations. Moreover, the absence of a specific corporate policy, practice or instruction covering a particular situation does not relieve you of the responsibility for exercising the highest ethical standards applicable to the circumstances.

         Since this Code does not anticipate every situation that will arise, it is important that each of you approach a new question or problem in a deliberate fashion as follows:

         (a)      Determine the facts.

         (b)      Determine what is the specific conduct or action in question.

         (c)      Clarify your responsibilities and role.

         (d) Seek guidance before taking any action that you believe may or could be unethical or dishonest.

         You will be governed by the following compliance standards:

                  o You are personally responsible for your own conduct and for complying with all provisions of this Code and for properly reporting known or suspected violations of this Code;

                  o You must use your best efforts to ensure that employees under your supervision or who report to you understand and comply with this Code (even though it may not be directly applicable to them);

                  o No one has the authority or right to order, request or even influence you to violate this Code or any applicable law, rule or regulation; a request or order from another person will not be an excuse if you violate this Code;

                  o Any attempt by you to induce another director, officer or employee of the Company to violate this Code, whether successful or not, is a violation of this Code and may be a violation of law;

                  o Any retaliation or threat of retaliation against any director, officer or employee of the Company for refusing to violate this Code, or for reporting in good faith the violation or suspected violation of this Code, is a violation of this Code and may be a violation of law; and

                  o Every reported violation of this Code that is credible will be investigated.

         Violation of any of the standards contained in this Code, or in any other policy, practice or instruction of our Company, can result in disciplinary action, including, without limitation, dismissal and civil or criminal action against the violator. This Code should not be construed as a contract of employment and does not change any person's status as employee, whether "at-will" or otherwise.

         This Code is for the benefit of the Company, and no other person is entitled to enforce this Code. This Code does not, and should not be construed to, create any private cause of action or remedy for any other person.

         The names, addresses, telephone numbers, facsimile numbers and e-mail addresses of the President and Chairman of our Audit Committee are set forth below:


                 PRESIDENT                           CHAIRMAN, AUDIT COMMITTEE
                 ---------                           -------------------------

               Mr. Steven Fialkow                    Mr. Harold  Shulman
               National Home Health Care Corp.


               Phone:   914-722-9000                 Phone:   212-682-6660
               Fax:     914-722-9239                 Fax:     212-370-6972
               e-mail:  ad2424@aol.com               e-mail:  hshulman@scfco.com

                                 ACKNOWLEDGMENT

                  This is to acknowledge that you have received a copy of the National Home Health Care Corp. Code of Business Conduct and Ethics (the "Code") and understand that it sets forth the ethical standards of conduct with respect to your duties, responsibilities and obligations of your employment with the Company. You understand and agree that it is your responsibility to read the Code in its entirety and to abide by the rules, policies and standards set forth within it. You further acknowledge that it is solely your responsibility to seek clarification of any portion of the Code which is unclear or confusing to you.

                  Finally, you understand that your continued employment requires you to adhere to the policies and rules set forth in the Code, and that failure to abide by such policies could result in disciplinary action including, without limitation, termination of your employment with the Company.



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